UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.
ANNEXON, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ANNEXON, INC.
1400 Sierra Point Parkway, Bldg C, Suite 200
Brisbane, California 94005
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 8, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Annexon, Inc., a Delaware corporation (the “Company”), on Thursday, June 8, 2023 at 8:30 a.m. Central Standard Time. This year’s Annual Meeting will be held virtually, conducted via live audio webcast. You can attend the meeting via the internet at www.virtualshareholdermeeting.com/ANNX2023 by using the 16-digit control number that appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
The Annual Meeting will be held for the following purposes:
1.
To elect the three nominees for director named in the accompanying proxy statement to serve as Class III directors to hold office until the 2026 annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.	To ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023.
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.	To conduct any other business properly brought before the meeting or any continuation, adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 10, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any continuation, adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting at our principal executive offices by stating the purpose of the request and providing proof of ownership of our common stock. The complete list of such stockholders will also be available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/ANNX2023.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Thursday, June 8, 2023 at 8:30 a.m. Central Standard Time, conducted via live audio webcast.
The proxy statement and annual report to stockholders
are available electronically at www.proxyvote.com.
By Order of the Board of Directors

Douglas Love
President and Chief Executive Officer
Brisbane, California
April 25, 2023
You are cordially invited to attend the Annual Meeting, conducted via live audio webcast. Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning a proxy that we may mail to you as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

ANNEXON, INC.
1400 Sierra Point Parkway, Bldg C, Suite 200
Brisbane, California 94005
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Annexon, Inc. (sometimes referred to as the “Company” or “Annexon”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any continuation, adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held virtually on Thursday, June 8, 2023, at 8:30 a.m. Central Standard Time at www.virtualshareholdermeeting.com/ANNX2023. There will be no physical meeting location. The meeting will be conducted only via an audio webcast. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/ANNX2023 using the 16-digit control number on the proxy card or the instructions that accompanied your proxy materials. The live audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Central Standard Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio systems. We encourage our stockholders to access the Annual Meeting in advance of the designated start time. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during check-in or during the meeting. Information on how to vote at the Annual Meeting is below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 10, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were 53,080,673 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 10, 2023 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 10, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•	Election of three Class III directors;
•	Ratification of selection by the Audit Committee of our Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	Approval, on a non-binding advisory basis, of the compensation of our named executive officers.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and for approval, on a non-binding advisory basis, of the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.
•
To vote prior to or during the Annual Meeting, go to www.virtualshareholdermeeting.com/ANNX2023 to vote your shares prior to or during the Annual Meeting. You will need the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 7, 2023 to be counted.

•
To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 7, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 10, 2023.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, they will only be permitted to vote your shares on “routine” matters. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Generally, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and “For” the approval, on a non-binding advisory basis, of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary prior to or at the Annual Meeting.
•	You may attend the Annual Meeting and vote by following the instructions described above. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Can I submit questions in advance or during the Annual Meeting?
Stockholders may submit questions in writing in advance or during the annual meeting at the following website: www.virtualshareholdermeeting.com/ANNX2023. Stockholders will use their 16-digit control number which is included on their proxy card or the instructions that accompanied the proxy materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters, as time permits.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders who intend to have a proposal considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 29, 2023, to our Corporate Secretary at 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 9, 2024 and no later than March 10, 2024; provided, however, that if our 2024 annual meeting of stockholders is held before May 9, 2024, or after August 7, 2024, notice by the stockholder to be timely must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Submissions for director nomination must include (1) the full name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected), as well as certain information related to any stockholder proposing such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2024 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, to elect directors, votes “For,” “Withhold” and broker non-votes, (b) with respect to Proposal 2, votes “For” and “Against” and abstentions, (c) with respect to Proposal 3, votes “For” and “Against” and abstentions and broker non-votes and (d) with respect to any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions have no effect on the proposals to be voted upon at the Annual Meeting. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes
1	Election of directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors.	Not applicable	No	None

2	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	None	Yes	Not applicable

3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	None	No	None
How does the Board recommend that I vote?
Our Board recommends that you vote “For” the election of the three nominees for director in Proposal 1, “For” Proposal 2 and “For” Proposal 3, as further described in this proxy statement.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority in voting power of the issued and outstanding shares entitled to vote are present in person, or by remote communication, or represented by proxy. On the record date, there were 53,080,673 shares issued and outstanding and entitled to vote. Thus, the holders of 26,540,337 shares must be present in person, or by remote communication, or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the meeting or the holders of a majority in voting power entitled to vote present in person, or by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
Our Board presently has seven members and seven authorized Board seats. There are three directors in the class whose term of office expires in 2023: Bettina M. Cockroft, M.D., Douglas Love, Esq. and Thomas G. Wiggans, each of whom is a nominee for director and has served on our Board since January 2022, December 2014 and February 2017, respectively. The current Class I directors, whose term will expire at the 2024 annual meeting of stockholders, are William H. Carson, M.D. and Muneer A. Satter and the current Class II directors, whose term will expire at the 2025 annual meeting of stockholders, are Jung E. Choi and William D. Waddill. If elected at the Annual Meeting, each of the Class III nominees would serve until the 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until each such director’s earlier death, resignation or removal.
Directors are elected by a plurality of the votes cast. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Annexon. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
Set forth below is certain biographical information as of April 10, 2023 for each nominee and each director whose term will continue after the Annual Meeting.
Name	Age	Director Class
William H. Carson, M.D.	64	Class I
Muneer A. Satter	62	Class I
Jung E. Choi	53	Class II
William D. Waddill	66	Class II
Bettina M. Cockroft, M.D.	56	Class III
Douglas Love, Esq.	55	Class III
Thomas G. Wiggans	71	Class III
NOMINEES FOR ELECTION TO CLASS III EXPIRING AT THE 2023 ANNUAL MEETING
Bettina M. Cockroft, M.D. has served as a member of our Board since January 2022. Since September 2019, Dr. Cockroft has been Senior Vice President and Chief Medical Officer of Sangamo Therapeutics, Inc., a publicly-held biotechnology company, where she oversees clinical development activities and operations. She has over 20 years of experience in the biopharmaceutical industry and has worked across multiple therapeutic areas and led programs in several countries. Prior to joining Sangamo, Dr. Cockroft served on the senior leadership team at Cytokinetics, Inc., a publicly-held biopharmaceutical company, where she was responsible for clinical development of fast skeletal muscle troponin activators in diseases such as Amyotrophic Lateral Sclerosis and Spinal Muscular Atrophy. She served as Vice President, Clinical Research, Neurology, at Cytokinetics from August 2017 to September 2019. From October 2016 to July 2017, Dr. Cockroft served as a pharmaceutical executive consultant, and before that, from September 2013 to September 2016, she served as Chief Medical Officer of Auris Medical AG, a biopharmaceutical company, where she led and grew the clinical development team responsible for two Phase 3 programs. Dr. Cockroft also held roles of increasing responsibility at Merck Serono S.A., Novartis Consumer Health and Menarini Ricerche earlier in her career. Dr. Cockroft received a M.B.A. from MIT Sloan School of Management and a M.D. from the University of Genova. We believe that Dr. Cockroft is qualified to serve on our Board due to her educational background and her extensive experience in the biotechnology field.
Douglas Love, Esq. has served as our President and Chief Executive Officer and as a member of our Board since December 2014. Prior to joining Annexon, from 2008 to April 2013, he served as Head of Operations & Strategic Alliances for Elan Pharmaceuticals, Inc., a biopharmaceutical company, where he led the Tysabri® multiple sclerosis franchise, and Elan’s Alzheimer’s Immunotherapy Program, which was licensed to Johnson & Johnson. From 2006 to 2008, he served as Head of Strategic Alliances, Business Development & Business Integration for Elan. Prior to joining Elan, Mr. Love served as an associate at the law firm Orrick, Herrington & Sutcliffe LLP, Corporate Counsel at Amgen, Inc. and as Section Corporate Counsel at Genentech, Inc., where he led the BioOncology Healthcare Law Group. Mr. Love received a B.S. in Business Administration from the University of Southern California and a J.D. with great distinction from McGeorge School of Law. We believe that Mr. Love is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our President and Chief Executive Officer and because of his extensive experience and knowledge of our industry.
Thomas G. Wiggans has served as a member of our Board since February 2017 and chair of our Board since February 2021. Mr. Wiggans founded Dermira, Inc., a publicly-held pharmaceutical company, in August 2010 and served as its Chief Executive Officer from September 2010 to February 2020 and chair of its board of directors from October 2014 until its acquisition by Eli Lilly & Company in February 2020. Mr. Wiggans has served as a member of the board of directors of CymaBay Therapeutics, Inc., a publicly-held clinical-stage biopharmaceutical company, since April 2021. Mr. Wiggans has also served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Forma Therapeutics Holdings, Inc., from 2020 until its acquisition by Novo Nordisk in October 2022, Onyx Pharmaceuticals from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences, Inc. from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012 and as chair of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer, Inc. in December 2011. From October 2007, Mr. Wiggans served as chair of the board of directors of Peplin, Inc. and in July 2007, he became its Chief Executive Officer, and he served in these positions until Peplin’s acquisition by LEO Pharma A/S in November 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics Corporation from July 1994, and as chair of the board of directors of Connetics from January 2006, and he served in these positions until December 2006 when Connetics was acquired by Stiefel Laboratories, Inc. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its United States pharmaceutical operations and Managing Director of its United Kingdom pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly & Company. In addition, Mr. Wiggans is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans received a B.S. in Pharmacy from the University of Kansas and a M.B.A. from Southern Methodist University. We believe that Mr. Wiggans is qualified to serve on our Board due to his experience as an executive and a board member of biotechnology and pharmaceutical companies.
CLASS I DIRECTORS
CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
William H. Carson, M.D. has served as a member of our Board since February 2021. Dr. Carson has served as the chair of the board of directors of Otsuka Pharmaceutical Development & Commercialization, Inc., a privately-held healthcare company, since January 2020. From 2002 to 2019, Dr. Carson held various executive leadership roles at Otsuka, most recently as president and Chief Executive Officer from 2010 to 2019. Prior to that, he worked at the Pharmaceutical Research Institute at Bristol-Myers Squibb from 1998 to 2002 and was on faculty at the Medical University of South Carolina in the Department of Psychiatry and Behavioral Sciences from 1988 to 1998. Dr. Carson has also been a member of the board of directors of Decibel Therapeutics, Inc., a publicly-held clinical-stage biotechnology company, since June 2021. He is also a member of the boards of directors of Excision Biotherapeutics, Inc., a privately-held biotechnology company, and Saama Technologies, Inc., a privately-held clinical analytics company, and previously served on the board of Prevail Therapeutics, Inc., a publicly-held biotechnology company, until its acquisition by Eli Lilly & Company. Dr. Carson also serves on the board of directors of Internet2, a not-for-profit United States computer networking consortium, and as an advisor to Artis Ventures, a venture capital firm that focuses on health and technology innovations. Dr. Carson is also chair of the Sozosei Foundation, the philanthropic arm of Otsuka America Pharmaceutical, Inc., and Board Chair Emeritus of the Sphinx Organization, which is dedicated to diversity in the arts. Dr. Carson received a B.A. in History and Science from Harvard College and a M.D. from Case Western Reserve University School of Medicine, followed by his residency in psychiatry at Tufts / New England Medical Center. We believe Dr. Carson is qualified to serve on our Board due to his educational background and his experience in the biotechnology field.
Muneer A. Satter has served as a member of our Board since December 2014. Mr. Satter has been Founder and Managing Partner of Satter Medical Technology Partners, L.P. since 2016, and chair of Satter Investment Management, LLC since 2012, and he also manages the Satter Foundation. Prior to Satter Investment Management, Mr. Satter was a partner at Goldman Sachs where he spent 24 years in various roles, most recently as a senior member of the Merchant Banking Investment Committee overseeing private equity and debt investments, and the Global Head of the Mezzanine Group in the Merchant Banking Division, where he raised and managed over $30 billion of assets. He was also chair of the Risk Committee overseeing $80 billion of assets. Mr. Satter was a member of the board of directors of Aerpio Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from October 2013 to June 2020, a member and chair of the board of directors of Akebia Therapeutics, Inc. from May 2013 to December 2018 and a member of the board of directors of Vital Therapies, Inc., a publicly-held biotherapeutic company, from October 2012 to October 2018. Mr. Satter serves as Vice Chair of the Goldman Sachs Foundation and GS Gives, where he is also chair of the Investment Committee overseeing $1.2 billion of assets. Mr. Satter is also on the Board of Advisors of Accelerate Institute and is on the board of directors of the Navy SEAL Foundation and Northwestern Medical Group. Mr. Satter is on the board of trustees of Northwestern University, where he was also previously chair of the Finance Committee. Mr. Satter is also a former board member of World Business Chicago and the Nature Conservancy, where he was chair of the Finance Committee overseeing a $1.8 billion endowment. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. We believe that Mr. Satter is qualified to serve on our Board due to his experience in the financial industry, his experience as a board member of biotechnology and pharmaceutical companies and his experience as an investor in life sciences companies.
CLASS II DIRECTORS
CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Jung E. Choi has served as a member of our Board since June 2020. Since April 2015, Ms. Choi has served as Chief Business and Strategy Officer of Global Blood Therapeutics, Inc., a biopharmaceutical company that was acquired by Pfizer Inc. in October 2022, responsible for corporate strategy, business development, R&D portfolio strategy and program management, patient advocacy and government affairs. During her career, Ms. Choi has led or managed over 60 transactions exceeding $18 billion in value. From April 2014 to March 2015, Ms. Choi served as Senior Vice President, Corporate Development for InterMune, Inc., a biotechnology company that was acquired by Roche Holding AG in 2014, and served as an adviser on strategy and business development to InterMune from March 2013 to April 2014. Prior to joining InterMune, from February 2011 to March 2013, Ms. Choi led corporate and business development for Chimerix, Inc., a publicly-held biopharmaceutical company, as a consultant and Senior Vice President, Corporate Development. Prior to that, from August 2001 to August 2010, Ms. Choi held various management positions at Gilead Sciences, Inc., a publicly-held biopharmaceutical company, including leadership of business development, licensing and mergers and acquisition activities. During her tenure at Gilead Sciences, Ms. Choi built and oversaw the corporate development group, and led the U.S. commercial launch of Hepsera® for the treatment of the hepatitis B virus. Ms. Choi received a B.A. in Human Biology and a M.B.A. from Stanford University. We believe that Ms. Choi is qualified to serve on our Board due to her experience as an executive of biotechnology companies.
William D. Waddill has served as a member of our Board since August 2021. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc., a publicly-held biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, Mr. Waddill served as a Principal at Square One Finance, a financial consulting business. From December 1996 to February 2000, Mr. Waddill served as Senior Director of

Finance and Administration at Exelixis, Inc., a publicly-held biotechnology company. Mr. Waddill has served as a member of the board of directors of Protagonist Therapeutics, Inc., a publicly-held clinical-stage biopharmaceutical company, since July 2016 and Arrowhead Pharmaceuticals, a publicly-held biopharmaceutical company, since January 2018. He received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant (inactive), after working at PricewaterhouseCoopers LLP and Deloitte LLP. We believe that Mr. Waddill is qualified to serve on our Board due to his financial expertise and his extensive experience in the biotechnology field.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
The Board has determined that all of our directors, other than Mr. Love, qualify as independent directors in accordance with The Nasdaq Stock Market LLC (“Nasdaq”), Marketplace Rules (the “Nasdaq Listing Rules”). Mr. Love is not considered independent by virtue of his position as our President and Chief Executive Officer. Under the Nasdaq Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the Nasdaq Listing Rules, our Board has made a subjective determination as to each independent director that no relationships exists that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
LEADERSHIP STRUCTURE OF THE BOARD
Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of chair of the Board and Chief Executive Officer. Currently, the role of chair of the Board is separated from the role of Chief Executive Officer. Mr. Wiggans serves as chair of the Board and Mr. Love serves as our Chief Executive Officer. The Board has concluded that our current leadership structure is appropriate at this time. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business operations and strategy, while allowing our chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. In addition, we believe the chair of the Board is well-positioned to act as a bridge between management and the board, facilitating the regular flow of information. Among other duties, the chair of the Board may represent the Board in communications with stockholders and provide input on the structure and composition of the Board. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of chair of the Board and Chief Executive Officer could most effectively serve the interests of the Company and its stockholders if combined.
COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Historically, the Company has not provided a formal process related to stockholder communications with the Board because it has not been determined to be necessary to facilitate stockholder communications. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.
ROLE OF BOARD IN RISK OVERSIGHT PROCESS
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Management’s involvement in day-to-day risk management enables them to assist our Board in the effective design, establishment, maintenance, review and evaluation of the Company’s disclosure controls and procedures. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, including risks associated with our strategic plan and business operations, our Audit Committee is responsible for overseeing our major financial risk exposures and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and composition and organization of our Board, and monitors the effectiveness of our corporate governance guidelines.
MEETINGS OF THE BOARD
The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. As required under applicable Nasdaq listing standards, in fiscal 2022, the Company’s independent directors met regularly in executive sessions at which only independent directors were present. The Company does not have a formal policy requiring the members of our Board to attend its annual meetings of stockholders, although directors are encouraged to attend annual meetings. All directors attended the Company’s 2022 annual meeting of stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. Our Board has adopted charters for each of its committees, which can be found in the “Corporate Governance” section of our corporate website at https://ir.annexonbio.com/corporate-governance/governance-overview. The Board also establishes other committees as it deems necessary or appropriate from time to time. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
Below is a description of each standing committee of the Board.
Audit Committee
Our Audit Committee currently consists of Ms. Choi, Dr. Cockroft, Mr. Satter and Mr. Waddill. The chair of our Audit Committee is Mr. Waddill. Our Board has determined that all members are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Mr. Satter and Mr. Waddill is an Audit Committee financial expert as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements. For a portion of 2022, Ricky Sun, Ph.D. also served as a member of our Audit Committee. Dr. Sun resigned from the Board on February 1, 2022. Dr. Sun’s resignation was not a result of any disagreement with us or any matter relating to our operations, policies or practices. Our Board determined that prior to his resignation, Dr. Sun was independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act and that he could, read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Specific responsibilities of our Audit Committee include:
•	appointment, engagement, compensation, retention and oversight of the work of our independent registered public accounting firm;
•	pre-approving any audit and non-audit service provided to us by the independent registered public accounting firm;
•
auditor reviewing and discussing our financial statements with management, including our management’s discussion and analysis of financial condition and results of operations to be included in our Annual and Quarterly Reports to be filed with the SEC;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	discussing with management our policies with respect to risk assessment and risk management;
•	establishing procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters;
•	consulting with management to establish procedures and internal controls relating to cybersecurity;
•	reviewing and approving all related party transactions;
•
investigating any reports received through the ethics helpline and reports to the Board periodically with respect to any information received through the ethics helpline and any related investigations; and

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter.
The Audit Committee met four times in 2022.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Ms. Jung Choi
Dr. Bettina Cockroft
Mr. Muneer Satter
Mr. William D. Waddill (Chair)
Compensation Committee
Our Compensation Committee currently consists of Dr. Carson, Ms. Choi and Mr. Wiggans. The chair of our Compensation Committee is Mr. Wiggans. Our Board has determined that all members are independent under the Nasdaq Listing Rules and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. For a portion of 2022, Dr. Sun also served as a member of our Compensation Committee. Dr. Sun resigned from the Board on February 1, 2022. Our Board determined that prior to his resignation, Dr. Sun was independent under the Nasdaq Listing Rules and was a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Specific responsibilities of the Compensation Committee include:
•	reviewing and approving the compensation and other terms of employment of our chief executive officer and other executive officers;
•	reviewing and recommending to the Board the corporate performance goals and objectives relevant to such compensation;
•	reviewing and considering the results of our most recent stockholder advisory vote on the compensation of our executive officers, if any;
•	establishing, amending, managing, periodically reviewing and, where appropriate, terminating our equity incentive plans, compensation plans and similar programs;
•	periodically reviewing and recommending to the Board the compensation paid to our directors;

•	periodically reviewing, assessing and providing oversight with respect to our strategy, initiatives and policies concerning employee diversity and inclusion goals; and
•	conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.
The Compensation Committee retains Aon’s Human Capital Solutions practice, a division of Aon plc, an independent executive compensation consulting firm (“Aon”), as its outside compensation consultant, to assess our executive and director compensation programs. Aon attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. Aon provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs and proposed executive and director compensation levels. Aon reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the chair of the Compensation Committee.
For 2022 compensation, Aon assisted the Compensation Committee with the following:
•	updating the peer group of companies for our executive and director compensation analysis;
•	updating company-wide market-based compensation guidelines;
•	updating company-wide market-based equity compensation guidelines for new hires and annual grants; and
•	reviewing executive compensation market-based benchmarking data.
The Compensation Committee regularly reviews the services provided by its outside consultants, and it has assessed the independence of Aon consistent with SEC rules and Nasdaq listing standards. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee has determined that Aon is independent, and that no conflicts of interest exist between the Company and Aon.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The Compensation Committee met five times in 2022.
Compensation Committee Interlocks and Insider Participation
In fiscal 2022, our Compensation Committee consisted of Drs. Carson and Sun (for a portion of 2022), Ms. Choi and Mr. Wiggans. None of the fiscal 2022 members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of the board of directors of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Mr. Satter and Mr. Wiggans. The chair of our Nominating and Corporate Governance Committee is Mr. Satter. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the Nasdaq Listing Rules.
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance

Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. In 2022, Spencer Stuart was retained to assist in the search for qualified candidates. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and making recommendations to our Board concerning governance matters and for periodically reviewing, assessing and providing oversight with respect to our strategy, initiatives and policies concerning corporate social responsibility, including, but not limited to, Board diversity and inclusion goals, environmental matters and related governance matters.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Jennifer Lew, Corporate Secretary, Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
The Nominating and Corporate Governance Committee met two times in 2022.
Science and Technology Committee
On March 16, 2023, our Board approved the formation of a Science and Technology Committee. The Science and Technology Committee currently consists of Dr. Cockroft and Dr. Carson. The chair of our Science and Technology Committee is Dr. Carson.
The Committee’s responsibility is to provide oversight and to engage management and the Board with regard to the significant scientific, medical and technological aspects of our business. .
Specific responsibilities of the Science and Technology Committee include:
•
reviewing and advising, on our strategic direction with respect to, and investment in, research and development and technology for our current and planned platform and pipeline, including research, preclinical and clinical development programs;

•	advising and discussing with management science, medical and technology-related operational issues; and
•	receiving and reviewing reports and presentations from management on the status of our science and technology strategy.
The Science and Technology Committee did not meet in 2022 as it was not yet established.
Board Diversity
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	professional and academic experience relevant to our industry;

•	experience as a Board member of another publicly-held company;
•	strength of leadership skills;
•	experience in finance and accounting and/or executive compensation practices;
•	ability to devote the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable;
•	background, gender, age and ethnicity;
•	conflicts of interest; and
•	ability to make mature business judgments.
Our Board will evaluate each individual in the context of the Board as a whole, with the objective of ensuring that the Board, as a whole, has the necessary tools to perform its oversight function effectively using its diversity of experience in these various areas in light of our business and structure.
Our Board is committed to equity, diversity and inclusion, and we believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. While our Nominating and Corporate Governance Committee does not assign any particular weighting to diversity or any other characteristic, the committee and our Board take diversity into consideration, including with respect to gender, race and national origin, in evaluating nominees and directors. Our Nominating and Corporate Governance Committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders.
The following table summarizes our current directors’ voluntary self-identified diversity characteristics.
Board Diversity Matrix (as of April 10, 2023)
Board Size:
Total Number of Directors: 7
	Female	Male
Gender Identity:
Directors	2	5

Demographic Background:
African American or Black	—	2
Asian	1	1
White	1	2
LGBTQ+	1
HUMAN CAPITAL AND DIVERSITY EFFORTS
We believe that developing a diverse and inclusive culture is critical to continuing to attract and retain the experienced, talented and high-performing workforce necessary to further our commitment to advancing transformative medicines for patients suffering from debilitating autoimmune and neurodegenerative diseases. As such, we are investing in a culture of inclusion in which all employees feel respected and safe. We aim to assemble a team that can best perpetuate the success of the business through the exercise of sound judgment using its diversity of experience, thought, backgrounds and cultures. As of March 31, 2023, we had 80 employees and active recruitment efforts to grow further. As of March 31, 2023, approximately 56 percent of our employees were female, including 40 percent of our senior management, and approximately 22 percent of our positions were filled by employees who are from diverse demographic backgrounds. In addition, our Board currently consists of two directors that are female and four directors from diverse demographic backgrounds.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is posted on our website at www.annexonbio.com. Any amendment to, or waiver of, a provision of the code of business conduct and ethics that applies to our directors or our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions will be disclosed on our website as required by law or the rules of Nasdaq. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Our Board has adopted an insider trading compliance policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees, and any entities they control, from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as our other stockholders. In addition, our insider trading compliance policy provides that no director, officer or employee may pledge company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as the Company’s auditor since 2016. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain KPMG LLP or another firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be required to ratify the selection of KPMG LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021, by KPMG LLP, the Company’s independent registered public accounting firm.
	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees(1)	$1,221,914	$1,774,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,221,914	$1,774,000
(1)
Includes professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended 2022 and 2021, respectively.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures set forth below.
In connection with the audit of our consolidated financial statements to be included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2023, the Company will enter into an engagement agreement with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for the Company.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the registered public accounting firm’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BACKGROUND
In accordance with Section 14A(a)(1) of the Exchange Act, we are requesting your approval, on a non-binding advisory basis, of the compensation of our named executive officers (commonly known as a “say-on-pay” proposal). Following the 2022 annual meeting of stockholders, and consistent with the results of our stockholder vote on the frequency of future advisory votes on executive compensation taken at that meeting, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
As described in detail in this proxy statement in the section titled “Executive Compensation,” we believe our named executive officers compensation is structured appropriately to support our Company and business objectives, as well as to support our culture. Our Compensation Committee and Board regularly review our named executive officers compensation program to ensure the fulfillment of our compensation philosophy and goals. We encourage our stockholders to review the section titled “Executive Compensation” of this proxy statement for more information.
Although this vote is non-binding, our Compensation Committee and Board value the opinions of our stockholders and will take the outcome of the vote into account when considering future named executive officers compensation arrangements. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Annexon, Inc. approve, on a non-binding advisory basis, the compensation of Annexon, Inc.’s named executive officers as described in Annexon, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders, including the Summary Compensation Table and related compensation tables and narrative disclosure set forth therein.”
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be required to approve, on a non-binding advisory basis, the compensation of our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 10, 2023 by:
(i)	each of our directors and named executive officers;
(ii)	all of our current executive officers and directors as a group; and
(iii)	each person or group of affiliated persons known by us to be beneficial owners of more than 5% of our common stock.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 10, 2023. Our calculation of the percentage of beneficial ownership is based on 53,080,673 shares of our common stock outstanding as of April 10, 2023. The number of shares of our common stock outstanding as of April 10, 2023 does not include 22,113,062 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of April 10, 2023, which are immediately exercisable at an exercise price of $0.001 per share of common stock, subject to beneficial ownership limitations. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Common stock subject to options and warrants currently exercisable or exercisable within 60 days of April 10, 2023 is deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the information below reflects any beneficial ownership limitations set forth in any warrants held by the persons named below.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005.
	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage
Holders of More Than 5% of our Common Stock
Trusts and other entities affiliated with Muneer A. Satter(1)	7,703,521	14.28%
Redmile Group, LLC(2)	5,499,430	9.99%
Entities affiliated with Bain Capital Life Sciences Investors, LLC(3)	5,490,926	9.99%
Venrock and affiliated entities (4)	4,928,999	9.12%
Adage Capital Partners L.P.(5)	4,195,761	7.81%
BVF Partners L.P.(6)	3,780,694	7.12%
Fairmount Funds Management LLC(7)	3,681,456	6.89%
Eventide Asset Management, LLC(8)	3,626,508	6.83%
Federated Hermes, Inc.(9)	3,057,800	5.76%
Named Executive Officers and Directors
Douglas Love, Esq.(10)	1,557,638	2.86%
Jennifer Lew(11)	328,778	*
Michael Overdorf(12)	305,383	*
Muneer A. Satter(13)	7,703,521	14.28%
Thomas G. Wiggans(14)	65,745	*
Jung E. Choi(15)	60,484	*
William H. Carson, M.D.(16)	49,555	*
William D. Waddill(17)	35,666	*
Bettina M. Cockroft, M.D.(18)	32,888	*
All current executive officers and directors as a group (11 persons)(19)	10,662,317	19.11%
*	Represents beneficial ownership of less than 1%.

(1)
Based solely upon a Schedule 13D/A filed with the SEC on February 17, 2023 and information known to us. Consists of (i) 240,000 shares of common stock that are held by the Muneer A. Satter Revocable Trust, for which Muneer A. Satter serves as trustee, and, in such capacity, has sole voting and dispositive power over all such shares, (ii) 567,240 shares of common stock that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares, (iii) 1,147,738 shares of common stock that are held by Satter Medical Technology Partners, L.P., for which Mr. Satter has sole voting and dispositive power over all such shares, (iv) 5,101,046 shares of common stock that are held by Alerce Medical Technology Partners, L.P. (“Alerce Medical”), for which Mr. Satter has sole voting and dispositive power over all such shares, (v) 613,497 shares of common stock that may be obtained by exercising common warrants to purchase common stock held by Alerce Medical, for which Mr. Satter will have sole voting and dispositive power over all such shares and (vi) 34,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Satter within 60 days of April 10, 2023. Pursuant to the terms of the common warrants, Alerce Medical may not exercise any portion of any common warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 19.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. However, Alerce Medical may decrease such percentage to any other percentage (or subsequently increase to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to us). The address of Mr. Satter and the entities affiliated with Mr. Satter is c/o Satter Management Co., L.P., 676 North Michigan Avenue, Suite 4000, Chicago, Illinois 60611.

(2)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 and information known to us. As of December 31, 2022, (i) 3,503,190 shares of common stock were held by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC, which shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or separately managed accounts, (ii) common warrants to purchase 4,197,610 shares of common stock and pre-funded warrants to purchase 16,790,442 shares of common stock were held by RedCo II Master Fund, L.P. and (iii) common warrants to purchase 645,786 shares of common stock and pre-funded warrants to purchase 2,583,145 shares of common stock were held by Redmile Biopharma Investments II, L.P. Subject to the Beneficial Ownership Blockers (as defined below), these securities may also be deemed beneficially owned by Redmile Group, LLC and Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these securities, except to the extent of its or his pecuniary interest in such shares, if any. Pursuant to the terms of the common warrants and the pre-funded warrants, we may not effect any exercise of any warrant, and a holder of a warrant does not have the right to exercise any portion of the warrant held by such holder, to the extent that, after giving effect to the exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Beneficial Ownership Limitation (the “Beneficial Ownership Blockers”). The “Beneficial Ownership Limitation” is 9.99% of the shares of Common Stock then issued and outstanding following the exercise of the warrants, which percentage may be changed at a holder’s election upon 61 days’ notice to us. Accordingly, pursuant to Rule 13d-3 under the Exchange Act the 5,499,430 shares of common stock reported as beneficially owned by Redmile Group, LLC in the table above consists of (i) an aggregate of 3,503,190 shares of common stock held by certain private investment vehicles and/or separately managed accounts managed by Redmile Group, LLC and (ii) an aggregate of 1,996,240 shares of common stock issuable upon the exercise of the common warrants and pre-funded warrants held by RedCo II Master Fund, L.P. and Redmile Biopharma Investments II, L.P. (which reflects the Beneficial Ownership Blockers), which represents 9.99% of our common stock outstanding as of April 10, 2023 assuming the exercise of such warrants. The address for Redmile Group, LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(3)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 and information known by us. As of December 31, 2022, (i) 2,940,627 shares of common stock were directly held by Bain Capital Life Sciences Fund, L.P. (“BCLS Fund I”), (ii) 301,001 shares of common stock were directly held by BCIP Life Sciences Associates, LP (“BCIPLS”) and (iii) 360,298 shares of common stock, common warrants to purchase 774,943 shares of common stock and pre-funded warrants to purchase 2,739,475 shares of common stock were directly held by BCLS I Investco, LP (“BCLS I Investco”). Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the general partner of Bain Capital Life Sciences Partners, LP (“BCLSP”), which is the general partner of BCLS Fund I. Boylston Coinvestors, LLC (“Boylston”) is the general partner of BCIPLS. BCLSI governs the investment strategy and decision-making process with respect to investments held by BCIPLS. BCLS I Investco GP, LLC (“BCLS I Investco GP” and, together with BCLS Fund I, BCIPLS, BCLS I Investco, BCLSI, BCLSP and Boylston, the “Bain Capital Life Sciences Entities”), whose manager is BCLS Fund I, is the general partner of BCLS I Investco. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS Fund I, BCIPLS and BCLS I Investco. As a result of the Beneficial Ownership Blockers (as defined below), beneficial ownership of the entities affiliated with the Bain Capital Life Science Entities is capped at 9.99% of the outstanding shares of common stock. BCLS I Investco is prohibited from exercising the warrants to purchase common stock or the pre-funded warrants to purchase common stock if, as a result of such exercise, the entities affiliated with the Bain Capital Life Science Entities would beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Blockers”). Accordingly, pursuant to Rule 13d-3 under the Exchange Act, the 5,490,926 shares of common stock reported as beneficially owned by Bain Capital Life Science Entities in the table above consists of (i) an aggregate of 3,601,926 shares of common stock held by BCLS, BCIP Life Sciences Associates and BCLS I Investco and (ii) an aggregate of 1,889,000 shares issuable upon the exercise of the common warrants and pre-funded warrants held by BCLS I Investco (which reflects the Beneficial Ownership Blockers), which represents 9.99% of our common stock outstanding as of April 10, 2023, assuming the exercise of such warrants. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(4)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 and information known to us. Consists of (i) 257,967 shares held by Venrock Healthcare Capital Partners II, L.P., (ii) 104,482 shares held by VHCP Co-Investment Holdings II, LLC, (iii) 920,695 shares and 449,283 shares underlying pre-funded warrants held by Venrock Healthcare Capital Partners III, L.P., (iv) 92,072 shares and 44,945 shares underlying pre-funded warrants held by VHCP Co-Investment Holdings III, LLC and (v) 1,844,834 shares and 1,214,721 shares underlying pre-funded warrants held by Venrock Healthcare Capital Partners EG, L.P. The share numbers in the preceding sentence represent the maximum number of shares of common stock issuable upon the exercise of pre-funded warrants held by the Venrock entities as a result of the blocker provision described in the following sentence. The pre-funded warrants held by the Venrock entities provide that the holder will not have a right to exercise the warrants for common stock if, as a result of such exercise, the holder, together with its affiliates and other attribution parties, would exceed 9.99% beneficial ownership of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock being exercised. The information in the table above and this footnote does not reflect the issuance of an aggregate of 2,582,557 shares of our common stock to Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC upon the cashless exercise of all of the pre-funded warrants held by Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC on March 7, 2023. The information in the table above also does not include (i) 688,537 shares of common stock issuable upon the exercise of common warrants held by Venrock Healthcare Capital Partners EG, L.P, (ii) 254,666 shares of common stock issuable upon the exercise of common warrants held by Venrock Healthcare Capital Partners III, L.P. and (iii) 25,476 shares of common stock issuable upon the exercise of common warrants held by VHCP Co-Investment Holdings III, LLC. Pursuant to the terms of the common warrants, we may not effect any exercise of any common warrant, and a holder of a common warrant does not have the right to exercise any portion of the common warrant held by such holder, to the extent that, after giving effect to the exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Beneficial Ownership. The “Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding following the exercise of the common warrants, which percentage may be changed at a holder’s election upon 61 days’ notice to us, but not in excess of 19.99%. VHCP Management II, LLC is the general partner of Venrock Healthcare Capital Partners II, L.P. and the manager of VHCP Co-Investment Holdings II, LLC. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Nimish Shah and Bong Koh are the voting members of VHCP Management II, LLC, VHCP Management III, LLC and VHCP Management EG, LLC. The address of each of the entities identified in this footnote and Messrs. Shah and Koh is 7 Bryant Park, 23rd Floor, New York, New York 10018.
(5)
Based solely upon a Schedule 13G/A filed with the SEC on February 9, 2023. Consists of (i) 3,549,975 shares of common stock and (ii) 645,786 shares of common stock issuable upon the exercise of common warrants held by Adage Capital Partners, L.P. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage Capital Partners, L.P., and each such person or entity, as the case may be, may be deemed the beneficial owner of the shares held by Adage Capital Partners, L.P. Pursuant to the terms of the common warrants, Adage Capital Partners, L.P. may not exercise any portion of any common warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. However, Adage may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to us. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(6)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023. Consists of (i) 2,045,551 shares beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), (ii) 1,501,869 shares beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 178,567 shares beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and (iv) 54,707 shares held in in a certain BVF Partners L.P. (“Partners”) managed account (the “Partners Managed Account”) as of December 31, 2022. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS. Including shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 94104 and the address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(7)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023 and information known to us. Consists of (i) 111,193 shares of common stock and 10,595 shares of common stock issuable upon the exercise of common warrants directly held by Fairmount Healthcare Fund LP (the “Fund”) and (ii) 3,247,370 shares of common stock and 312,298 shares of common stock issuable upon the exercise of common warrants directly held by Fairmount Healthcare Fund II LP (“Fund II”) as of December 31, 2022. Fairmount Healthcare Fund GP LLC is the general partner of the Fund. Fairmount Healthcare Fund II GP LLC is the general partner of Fund II. The controlling persons of Fairmount Funds Management LLC (“Fairmount”) are Peter Harwin and Tomas Kiselak. Fairmount serves as investment adviser for the Fund and Fund II (collectively, the “Funds”) and may be deemed a beneficial owner, for purposes of Section 13(d) of the Exchange Act, of any of our securities held by the Funds. The Funds have delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in the Funds’ portfolios, including the shares of our common stock reported in this footnote (7). Because the Funds have divested voting and investment power over the reported securities they hold and cannot revoke such delegation on less than 61 days’ notice, the Funds disclaim beneficial ownership of the securities they hold. As managing members of Fairmount, Mr. Harwin and Mr. Kiselak may be deemed beneficial owners of any of our securities beneficially owned by Fairmount. Fairmount, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of the securities reported in this footnote (7). Pursuant to the terms of the common warrants, each of the Funds may not exercise any portion of any common warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. However, each of the Funds may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to us. The address for Fairmount, Mr. Harwin and Mr. Kiselak is c/o Fairmount Funds Management LLC, 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428.
(8)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2023. Consists of 3,626,508 shares of common stock beneficially owned by Eventide Asset Management, LLC as of December 31, 2022, by virtue of being the investment adviser to the Eventide Healthcare & Life Sciences Fund, which is a registered investment company. Finny Kuruvilla, M.D., Ph.D. and Robin C. John may also be deemed to beneficial own the securities beneficially owned by Eventide Asset Management, LLC. The address for the entity and individuals is One International Place, Suite 4210, Boston, Massachusetts 02110.

(9)
Based solely upon a Schedule 13G/A filed with the SEC on February 1, 2023. As of December 31, 2022. Federated Hermes, Inc. (“Federated Hermes”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes. All of Federated Hermes’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Federated Hermes, the Trust and each of the Trustees expressly disclaims beneficial ownership of the reported securities. The address for Federated Hermes, the Trust and each of the Trustees is 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

(10)
Consists of (i) 177,550 shares of common stock held of record by Mr. Love and (ii) 1,380,088 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Love within 60 days of April 10, 2023.

(11)
Consists of (i) 13,741 shares of common stock held of record by Ms. Lew and (ii) 315,037 shares of common stock that may be acquired pursuant to the exercise of stock options held by Ms. Lew within 60 days of April 10, 2023.

(12)
Consists of (i) 11,741 shares of common stock held of record by Mr. Overdorf and (ii) 293,642 shares of common stock held by Mr. Overdorf that may be acquired pursuant to the exercise of stock options within 60 days of April 10, 2023.

(13)	Consists of the securities described in footnote (1) above.
(14)	Consists of 65,475 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Wiggans within 60 days of April 10, 2023.
(15)	Consists of 60,484 shares of common stock that may be acquired pursuant to the exercise of stock options held by Ms. Choi within 60 days of April 10, 2023.
(16)	Consists of 49,555 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Carson within 60 days of April 10, 2023.
(17)	Consists of 35,666 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Waddill within 60 days of April 10, 2023.
(18)	Consists of 32,888 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Cockroft within 60 days of April 10, 2023.
(19)
Consists of (i) 7,948,048 shares of common stock beneficially owned by our current executive officers and directors and (ii) 2,714,269 shares of common stock that may be acquired pursuant to the exercise of stock options held by our current executive officers and directors within 60 days of April 10, 2023.

MANAGEMENT
The following table sets forth certain information with respect to our executive officers as of April 10, 2023.
Name	Age	Position(s)
Executive Officers
Douglas Love, Esq.	55	President and Chief Executive Officer
Jennifer Lew	50	EVP and Chief Financial Officer
Rick Artis, Ph.D.	62	EVP and Chief Scientific Officer
Michael Overdorf	53	EVP and Chief Business Officer
Ted Yednock, Ph.D.	65	EVP and Chief Innovation Officer
EXECUTIVE OFFICERS
Douglas Love, Esq. See “Proposal 1, Election of Directors” for Mr. Love’s biographical information.
Jennifer Lew has served as our Executive Vice President and Chief Financial Officer since June 2019. Prior to joining Annexon, from October 2013 to May 2019, Ms. Lew held various roles at Aduro Biotech, Inc., a publicly-held immunotherapy company, most recently as Chief Financial Officer. Prior to that, Ms. Lew held various roles at Dynavax Technologies Corporation, a publicly-held biopharmaceutical company, from 2004 to October 2013, most recently as Vice President of Finance and Principal Accounting Officer, where she oversaw accounting and finance operations. Prior to joining Dynavax, Ms. Lew held positions as Assistant Controller and Director of Finance at QRS Corporation, a publicly-held technology company, from 2000 to 2004. Ms. Lew was a member of the audit practice at Ernst & Young LLP from 1994 to 1999. Ms. Lew has served as a member of the board of directors of Boundless Bio, Inc. since January 2022. She received a B.A. in Economics/Accounting and Government from Claremont McKenna College and is a Certified Public Accountant (inactive).
Rick Artis, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since January 2023. Dr. Artis most recently served as Chief Scientific Officer from December 2021 to January 2023 at Octant Bio, a privately-held data-driven therapeutics company and previously, he served as Senior Vice President, Chemistry at Annexon from October 2016 to December 2021 where he led the efforts on small molecule classical complement inhibitors that resulted in the nomination of ANX1502 as a development candidate. He previously served as Senior Vice President, Research at Elan Pharmaceuticals, a biopharmaceutical company, Vice President, Lead Generation at Plexxikon Inc., a privately-held biotechnology company, and held positions of increasing responsibility at Genentech, Inc. and Syntex Corporation. He has co-authored over 45 papers, been recognized as a co-inventor on 45 issued U.S. patents and made direct contributions to seven molecules that have reached various stages of clinical development, including two that have received marketing approval. He received a B.S. in chemistry from the University of California, Berkeley, and a Ph.D. in organic chemistry from Yale University.
Michael Overdorf has served as our Executive Vice President and Chief Business Officer since July 2020. Prior to joining Annexon, from 2001 to July 2020, Mr. Overdorf held various executive leadership roles at Eli Lilly & Company, a publicly-held pharmaceutical company, most recently in Corporate Business Development and Corporate Strategy where he led teams focused on accessing innovative medicines and led the development and execution of the company’s global strategy. Mr. Overdorf also served as a Global Biologics Platform Team Leader, leading two Phase 3 clinical development teams working on biologic molecules targeting autoimmune diseases and as the Chief Operating Officer of the Bio-Medicines Business Unit of Eli Lilly. Mr. Overdorf also held multiple commercial leadership roles at Eli Lilly, including Chief Marketing Officer of the United Kingdom and General Manager of the Czech & Slovak Republics. Mr. Overdorf is an adjunct lecturer in Medicine in the Division of Clinical Pharmacology at the Indiana University School of Medicine. Mr. Overdorf received a B.A. in Economics from Wabash College and a M.B.A. from Harvard Business School.
Ted Yednock, Ph.D. has served as our Executive Vice President and Chief Innovation Officer since November 2013 and also serves as chair of our Scientific Advisory Board. Previously, he served as our Executive Vice President and Chief Scientific Officer from November 2013 to September 2021. Prior to joining Annexon, Dr. Yednock was Chief Scientific Officer for Prothena Corporation plc, a publicly-held biotechnology company spun out from Elan Pharmaceuticals, Inc. and served in several roles of increasing responsibility from 1996 to 2013 at Elan Pharmaceuticals, Inc., a biopharmaceutical company, including Head of Global Research from 2007 to 2013. From 1990 to 1996, Dr. Yednock was a Scientist at Athena Neurosciences, Inc., a privately-held pharmaceutical company. While at Athena, he was the scientific inventor of Tysabri, a monoclonal antibody for the treatment of multiple sclerosis. In addition to his work in multiple sclerosis, Dr. Yednock has contributed to the invention or progression of numerous drugs in the areas of Alzheimer’s disease, Parkinson’s disease, amyloidosis, rheumatoid arthritis, psoriasis and Crohn’s disease. Dr. Yednock received a B.S. in Biology and Chemistry from the University of Illinois and a Ph.D. in Anatomy and Cell Biology from the University of California, San Francisco.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2022 Summary Compensation Table” below.
The Company is currently a smaller reporting company and therefore remains eligible to take advantage of smaller reporting company reporting requirements, including the reduced disclosure obligations regarding executive compensation, with respect to this proxy statement, which are also incorporated into our Annual Report on Form 10-K for fiscal year ended December 31, 2022. The Company has elected to take advantage of the reduced compensation disclosure obligations available to smaller reporting companies in this proxy statement.
Under these rules, we are required to provide compensation disclosure for our named executive officers, which includes (i) our principal executive officer, (ii) the two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2022 and (iii) up to two additional individuals who would have been in (ii) above but for the fact that they were not serving as executive officers as of December 31, 2022. For 2022, our named executive officers are:
•	Douglas Love, Esq., our President and Chief Executive Officer;
•	Jennifer Lew, our Executive Vice President and Chief Financial Officer; and
•	Michael Overdorf, our Executive Vice President and Chief Business Officer.

2022 Summary Compensation Table
The following table sets forth information regarding compensation awarded to or earned by the executive officers listed below during the years ended December 31, 2022 and 2021.
Name and Principal Position during 2021	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Douglas Love, Esq President and Chief Executive Officer	2022	568,642	—	277,600	2,382,848	345,395	7,950(3)	3,582,434
	2021	533,883	—	—	7,231,250	297,110	7,230(3)	8,069,473
Jennifer Lew Executive Vice President and Chief Financial Officer	2022	435,325	—	123,406	692,813	188,870	—	1,440,415
	2021	404,567	—	—	2,558,750	164,440	—	3,127,757
Michael Overdorf Executive Vice President and Chief Business Officer	2022	390,992	—	123,406	692,813	169,258	20,219(4)	1,396,668
	2021	372,083	—	—	2,558,750	151,400	—	3,082,233
(1)
The amounts in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock options and restricted stock units granted during the fiscal year computed in accordance with the provisions of ASC-718. The assumptions that we used to calculate these amounts are discussed in Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts may not reflect the actual economic value that will be realized by the named executive officer upon the exercise of the stock options or the sale of the common stock issued upon such exercise or vesting of the award.

(2)
Amounts in the “Non-equity Incentive Plan Compensation” column for represent amounts earned by our named executive officers under our performance-based cash bonus program based on the achievement of pre-established corporate goals.

(3)	Consists of life insurance premiums.
(4)	Consists of reimbursements for commuting expenses.

Outstanding Equity Awards at December 31, 2022
The following table provides information regarding outstanding equity and stock awards held by our named executive officers at December 31, 2022.
	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of units of stock that have not vested (#)	Market value of units of stock that have not vested ($)(3)
Douglas Love	12/12/2014(2)	37,994	—	1.41	1/22/2025
	6/8/2016(2)	36,050	—	1.85	8/11/2026
	8/11/2016(2)	78,399	—	1.85	8/11/2026
	12/12/2018(2)	537,844	—	5.11	1/22/2029
	6/29/2020(1)	258,938	155,363	13.30	6/29/2030
	2/25/2021(1)	148,958	176,042	30.07	2/25/2031
	2/11/2022(1)	66,666	253,334	6.94	2/11/2032
	2/11/2022(3)					40,000	206,800
	7/11/2022(4)	41,666	258,334	3.91	7/11/2034
Jennifer Lew	6/21/2019(5)	124,318	19,475	7.49	6/21/2029
	6/29/2020(1)	42,565	25,539	13.30	6/29/2030
	2/25/2021(1)	52,708	62,292	30.07	2/25/2031
	2/11/2022(1)	20,833	79,167	6.94	2/11/2032
	2/11/2022(3)					12,500	64,625
	7/11/2022(4)	10,416	64,584	3.91	7/11/2032
	7/11/2022(3)					9,375	48,469
Michael Overdorf	7/23/2020(5)	146,754	96,151	17.00	7/23/2030
	2/25/2021(1)	52,708	62,292	30.07	2/25/2031
	2/11/2022(1)	20,833	79,167	6.94	2/11/2032
	2/11/2022(3)					12,500	64,625
	7/11/2022(4)	10,416	64,584	3.91	7/11/2032
	7/11/2022(3)					9,375	48,469
(1)	The option vests as to 1/48th of the shares in monthly installments measured from the vesting commencement date, subject to continued service to us through each vesting date.
(2)	The options are fully vested.
(3)	The RSUs vest in three equal annual installments on each annual anniversary of the grant date and will vest in full on the third annual anniversary of the grant date, subject to continued service.
(4)	The option vests as to 1/36th of the shares in monthly installments measured from the vesting commencement date, subject to continued service to us through each vesting date
(5)
Twenty-five percent of the shares subject to the option will vest on the first anniversary of the vesting commencement date, and the remainder vests in thirty-six (36) equal monthly installments thereafter, subject to continued service to us through each vesting date.

(6)
Market value is calculated by multiplying $5.17, the closing trading price per share of our common stock as of December 30, 2022, the last trading day of the fiscal year, by the number of unvested RSUs outstanding as of such date.

2022 Base Salaries
Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
In February 2022, the base salaries for Mr. Love, Ms. Lew and Mr. Overdorf were increased to $570,900, $437,200 and $391,800 respectively, reflecting a merit increase in the range of 3.5% to 6.3% over their respective 2021 annual base salaries.

2022 Annual Performance Based Cash Bonus
We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2022. Each of our named executive officers’ target bonus is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level. The 2022 annual bonus opportunities for Mr. Love, Ms. Lew and Mr. Overdorf were targeted at 55%, 40% and 40% of their respective base salaries.
For 2022, our named executive officers were eligible to earn annual cash bonuses based on the achievement of certain corporate goals reviewed by the Compensation Committee and approved by the Board. For 2022, the Board set corporate performance goals focused on research, clinical development and business enabling activities. Each goal was defined by specific performance objectives and carried a corresponding weighting, such that the corporate goals could be achieved at up to 140% of target. In the case of our named executive officers other than our Chief Executive Officer, annual bonuses were also based on individual achievement, with corporate achievement weighted 80% and individual achievement weighted 20%.
In February 2023, the Compensation Committee reviewed and the Board approved the level of achievement of our 2022 corporate goals at 110% and individual achievement of 100% for each of Ms. Lew and Mr. Overdorf. The actual annual cash bonuses earned by each named executive officer based on 2022 corporate and individual performance are set forth above in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”
2022 Equity Compensation
In February 2022, we granted to Mr. Love, Ms. Lew and Mr. Overdorf options to purchase 320,000, 100,000 and 100,000 shares of our common stock, respectively, which vest in forty-eight (48) equal monthly installments from the grant date, subject to continued service. In addition, we granted to Mr. Love, Ms. Lew and Mr. Overdorf an award of 40,000, 12,500 and 12,500 RSUs, respectively, which vest in three equal annual installments on each annual anniversary of the grant date and will vest in full on the third annual anniversary of the grant date, subject to continued service.
In July 2022, we granted to Mr. Love, Ms. Lew and Mr. Overdorf an option to purchase 300,000, 75,000 and 75,000 shares of our common stock, respectively, which vests in thirty-six (36) equal monthly installments from the grant date, subject to continued service, and we granted to Ms. Lew and Mr. Overdorf an award of 9,375 RSUs each, which vests in three equal annual installments on each annual anniversary of the grant date and will vest in full on the third annual anniversary of the grant date, subject to continued service.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. In 2022, we do not match contributions made by participants in the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; basic and supplemental life and accidental death and dismemberment insurance; and medical and dependent care flexible spending accounts.
Executive Compensation Arrangements
In connection with our initial public offering in July 2020, we entered into new employment agreements with Mr. Love and Ms. Lew, which supersede the terms of their prior offer letters. We entered into an employment agreement with Mr. Overdorf in connection with his commencement of employment with us in July 2020. The employment agreements generally provide for initial base salary, target bonus, initial stock option grants and certain severance benefits as described in more detail below.
Employment Agreements
Pursuant to the employment agreements with each of our named executive officers, in the event the executive is terminated by us without Cause or resigns for Good Reason (each, as defined in the employment agreements), in each case, other than during the period commencing three months prior to and ending twelve (12) months following a change in control, the executive will receive (i) a lump sum cash payment equal to nine months of base salary, in the case of our executive vice presidents, or twelve (12) months of base salary, in the case of our CEO and (ii) payment or reimbursement of COBRA premiums for nine months, in the case of our executive vice presidents, or twelve (12) months, in the case of our CEO. In the event the executive is terminated without Cause or resigns for Good Reason, in each case, during the period commencing three months prior to and ending twelve (12) months following a change in control, the executive will receive (i) a lump sum cash payment equal to twelve (12) months of base salary plus the executive’s target annual bonus, in the case of our executive vice presidents, or eighteen (18) months of base salary plus 1.5 times the executive’s target annual bonus, in the case of our CEO, (ii) payment or reimbursement of COBRA premiums for twelve (12) months, in the case of our executive vice presidents, or eighteen (18) months, in the case of our CEO and (iii) and full acceleration of all unvested equity awards. The foregoing severance payments and benefits are subject to the executive’s execution of a release of claims in favor of us.
For purposes of our named executive officers’ offer letters and employment agreements:
“Cause” means (i) the executive’s failure to perform the executive’s assigned duties or responsibilities as an officer of us (other than a failure resulting from the executive’s disability) after notice thereof from us describing the executive’s failure to perform such duties or responsibilities, (ii) the executive’s engaging in any act of dishonesty, fraud or misrepresentation, (iii) the executive’s violation of any federal or state law or regulation applicable to our business or our affiliates, (iv) the executive’s breach of any confidentiality agreement or invention assignment agreement between the executive and us (or any affiliate of us) or (v) the executive’s commission of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude; and
“Good Reason” for the executive to terminate the executive’s employment shall mean the occurrence of any of the following events without the executive’s consent: (i) a material reduction in the executive’s salary or benefits (excluding the substitution of substantially equivalent compensation and benefits), other than as a result of a reduction in compensation affecting our employees, or our successor entity, generally, (ii) a material diminution in the executive’s duties or responsibilities, provided however, that, a mere change in title or reporting relationship alone shall not constitute “Good Reason” and (iii) relocation of the executive’s place of employment to a location more than fifty (50) miles from our office location. If any of the events set forth above shall occur, the executive shall give prompt written notice of such event to us, or our successor entity, upon becoming aware of such event, and if such event is not cured within thirty (30) days from such notice the executive may exercise his or her rights to resign for Good Reason, provided that if the executive has not exercised such right within forty-five (45) days of the date of such notice, the executive shall be deemed to have agreed to the occurrence of such event.

ITEM 402(V) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay.
Required Tabular Disclosure of Pay Versus Performance
The amounts in the table set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to Non-CEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the Executive Compensation section beginning on page 26.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($)(1&2)	Compensation Actually Paid to CEO ($)(1&3)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1&2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1&3)	Total Shareholder Return ($)(4)	Net Income (Loss) ($ Million)(5)
2022	3,582,434	272,095	1,418,551	334,628	20.7	(142)
2021	8,069,473	(2,528,539)	3,211,006	(647,980)	45.9	(130)
(1)	NEOs included in these columns reflect the following:
Year	CEO	Non-CEO NEOs
2022	Douglas Love	Jennifer Lew and Michael Overdorf
2021*	Douglas Love	Larry Mattheakis, Sanjay Keswani and Ted Yednock
*	Sanjay Keswani (formerly Chief Medical Officer) and Larry Mattheakis (formerly Chief Scientific Officer) separated from the Company on February 23, 2022 and January 6, 2023, respectively.
(2)	Amounts reflect the 2022 Summary Compensation Table total and average compensation for our CEO and NEOs respectively for each year as noted on page 27.
(3)
The following table details the adjustments to the 2022 Summary Compensation Table Total Compensation for our CEO, as well as the average for our other NEOs, to determine CAP, as computed in accordance with Item 402(v) of Regulation S-K. Amounts do not reflect actual compensation earned by or paid to our CEO or other NEOs during the applicable year.

	2021		2022
	CEO	Average Non- CEO NEOs	CEO	Average Non- CEO NEOs
Total Compensation as reported on the 2022 Summary Compensation Table (“SCT”)	8,069,473	3,211,006	3,582,434	1,418,551
Less: Grant Date Fair Value of Equity Awards as reported in SCT (a)	(7,231,250)	(2,705,967)	(2,660,448)	(816,219)
Add: Year-End Fair Value of Equity Awards Granted in the Year (b)	1,618,995	683,440	2,146,847	655,956
Add: Vesting date Fair Value of Awards Granted during the Year vested during the Year (b)	879,088	311,054	405,612	114,945
Add/(less): Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards as of Year End (b)	(4,953,131)	(1,879,419)	(1,560,277)	(621,084)
Add/(less): Year over Year Change in Fair Value of Equity Awards Granted in Prior Year vested in the Year (b)	(911,714)	(268,094)	(1,642,073)	(417,521)
Add: Change in Fair Value of Awards Granted during Prior Year that were Forfeited during the Year as of Prior Year End	—	—	—	—
Add: Change in Fair Value of Option awards or Stock Awards modified during the Year	—	—	—	—
Total Adjustments	(10,598,912)	(3,858,986)	(3,310,339)	(1,083,923)
Compensation Actually Paid	(2,528,539)	(647,980)	272,095	334,628
(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The fair values of stock options included in the CAP to our CEO and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2022. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

(4)	The amounts reflect the cumulative total shareholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2020.
(5)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
The graphs below compare the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2022:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	8,312,929(3)	11.92(4)	1,472,366(5)
Equity compensation plans not approved by security holders(2)	389,400	5.95	1,610,600
Total	8,702,329	11.92	3,082,966
(1)	Consists of the 2011 Equity Incentive Plan (the “2011 Plan”), the 2020 Incentive Award Plan (the “2020 Plan”), and the Employee Stock Purchase Plan (the “ESPP”).
(2)
Consists of the 2022 Employment Inducement Plane (the “2022 Inducement Plan”). The 2022 Inducement Plan was adopted by the Board without stockholder approval pursuant to Nasdaq Marketplace Rule 5635(c)(4), or Rule 5635(c)(4). In accordance with Rule 5635(c)(4), awards made under the 2022 Inducement Plan may only be granted to newly hired employees as an inducement material to the employees entering into employment with the Company. Awards granted under the 2022 Inducement Plan expire no later than ten years from the date of grant. An aggregate of 2,000,000 shares of common stock were reserved for issuance under the 2022 Inducement Plan.

(3)
Consists of 2,140,662 shares of common stock underlying outstanding options under the 2011 Plan, 5,622,031 shares of common stock underlying outstanding options under the 2020 Plan, and 550,236 shares of common stock underlying unvested RSUs under the 2020 Plan. Does not include approximately 52,173 shares that may be issued with respect to the purchase period in effect as of December 31, 2022 under the ESPP, which purchase period ends on May 15, 2023, based on enrollment as of December 31, 2022 and assuming a purchase price of $4.45 (which was the closing price of our common stock as of April 10, 2023).

(4)	Represents the weighted-average exercise price of outstanding options. Because RSUs do not have an exercise price, the weighted-average exercise price does not take into account outstanding RSUs.
(5)
Includes 478,109 shares of common stock available for issuance under the 2020 Plan, and 944,257 shares available for issuance under the ESPP as of December 31, 2022. In connection with the effectiveness of the 2020 Plan in July 2020, no further grants are made under the 2011 Plan.

The number of shares of common stock reserved for issuance pursuant to equity awards under the 2020 Plan will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2021 and continuing through and including January 1, 2030 by the lesser of (i) the amount equal to 4% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board, provided that no more than 21,605,212 shares may be issued pursuant to the exercise of incentive stock options.
The number of shares of common stock reserved for issuance under the ESPP will increase January 1 of each year for a period of up to ten years commencing January 1, 2021 and continuing through and including January 1, 2030 by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board, provided that no more than 3,960,955 shares may be issued under the ESPP.
Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation and our amended and restated bylaws limit our directors’ liability, and provide that we may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.
These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession. The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding. In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.
DIRECTOR COMPENSATION
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company who served during fiscal year 2022. Mr. Love receives no additional compensation for his service as a director. His compensation as our President and Chief Executive Officer is set forth in the Summary Compensation Table above.
Name	Fees Earned or Paid in Cash $	Option Awards(1) $	All Other Compensation $	Total $
Jung E. Choi	51,250	64,129	—	115,379
Bettina Cockroft(1)	38,750	175,090	—	213,840
Muneer A. Satter	54,250	64,129	—	118,379
Thomas G. Wiggans	82,750	64,129	—	146,879
William Carson	43,750	64,129	—	107,879
William Waddill	53,750	64,129	—	117,879
(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts may not reflect the actual economic value that will be realized by the non-employee director upon the exercise of the stock options, or the sale of the common stock acquired upon such exercise. Consistent with our Director Compensation Program (as described below), on the date of our 2022 annual meeting of stockholders, each non-employee who continued in service on the Board of Directors received a grant of 24,000 stock options with an aggregate grant date fair value $64,129 computed in accordance with the provisions of ASC 718. In addition, during 2022, Dr. Cockroft received a grant of 20,000 stock options in connection with her commencement of service on our Board on January 19, 2022 with an aggregate grant date fair value $8.08 computed in accordance with the provisions of ASC 718.

The following tables set forth options awards held as of December 31, 2022 by each non-employee director. None of our non-employee directors held any stock awards as of December 31, 2022.
Name	Options Outstanding as of Fiscal Year-End (exercisable and unexercisable) (#)
Jung E. Choi	70,322
Thomas G. Wiggans	65,745
William Carson	54,000
Bettina Cockroft	44,000
William Waddill	44,000
Muneer A. Satter	34,000
Effective on the consummation of our initial public offering, we approved a compensation program for our non-employee directors, which has been amended effective as of the date of the 2022 annual meeting of stockholders (as amended, the “Director Compensation Program”) pursuant to which non-employee directors are compensated as follows:
•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.
•	The non-executive chair receives an additional annual cash retainer in the amount of $30,000 per year.
•
The chair of the Audit Committee receives additional annual cash compensation in the amount of $15,000 per year for such chair’s service on the Audit Committee. Each non-chair member of the Audit Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•
The chair of the Compensation Committee receives additional annual cash compensation in the amount of $10,000 per year for such chair’s service on the Compensation Committee. Each non-chair member of the compensation committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•
The chair of the Nominating and Corporate Governance committee receives additional annual cash compensation in the amount of $8,000 per year for such chair’s service on the nominating and corporate governance committee. Each non-chair member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

•
The chair of the Science and Technology Committee receives additional annual cash compensation in the amount of $10,000 per year for such chair’s service on the Science and Technology Committee. Each non-chair member of the science and technology committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Science and Technology Committee.

Under the Director Compensation Program, each non-employee director is automatically be granted an option to purchase 48,000 shares of our common stock upon the director’s initial appointment or election to our Board, referred to as the Initial Grant, and an option to purchase 24,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant vests in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant vests on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. Each Initial Grant and Annual Grant vests in full in the event of a change in control.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Since January 1, 2021, we have engaged in the following transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years with our directors, executive officers, holders of more than 5% of our voting securities and affiliates or immediate family members of, or person sharing a household with, our directors, executive officers and holders of more than 5% of our voting securities, and in which any related person had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Private Placement
In July 2022, we sold in a private placement (the “Private Placement”) an aggregate of 9,013,834 shares of common stock, pre-funded warrants to purchase up to 24,696,206 shares of our common stock and accompanying common warrants to purchase up to 8,427,508 shares of our common stock.
The following table sets forth the number of shares of common stock purchased in the Private Placement by holders of more than 5% of our capital stock at the time of the Private Placement (including an entity affiliated with one of our directors) and those that became holders of more than 5% of our capital stock following the Private Placement:
Name(1)	Total Shares Purchased (#)	Pre-Funded Warrants (#)	Common Warrants (#)	Aggregate Purchase Price ($)
Entities affiliated with Bain Capital Life Sciences, LLC(2)	360,298	2,739,475	774,943	11,997,257
Alerce Medical Technology Partners, L.P.(3)	2,453,988	—	613,497	9,500,001
Entities affiliated with Fairmount Healthcare Fund(4)	1,291,572	—	322,893	4,999,998
Redmile Group, LLC(5)	—	19,373,587	4,843,396	74,980,625
Venrock and affiliated entities(6)	1,291,573	2,583,144	698.679	14,997,415
Adage Capital Partners L.P.(7)	2,583,145	—	645,786	10,000,000
(1)	For additional information regarding certain of these stockholders and their equity holdings, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Entities affiliated with Bain Capital Life Sciences, LLC beneficially owned more than 5% of our capital stock at the time of the Private Placement.
(3)
Trusts and other entities affiliated with Muneer A. Satter beneficially owned (in the aggregate) more than 5% of our outstanding capital stock at the time of the Private Placement. Mr. Satter is currently, and was at the time of the Private Placement, a member of our Board. Mr. Satter was designated to serve as a member of our Board by trusts and other entities affiliated with Mr. Satter. Mr. Satter is the founder and managing partner of Alerce Medical Technology Partners, L.P. (previously Satter Medical Technology Partners, L.P.) and Chairperson of Satter Investment Management LLC. Mr. Satter also manages the Satter Foundation.

(4)	Entities affiliated with Fairmount Healthcare Funds beneficially owned more than 5% of our capital stock at the time of the Private Placement.
(5)	Entities affiliated with Redmile Group, LLC beneficially owned more than 5% of our capital stock at the time of the Private Placement.
(6)	Venrock and affiliated entities beneficially owned more than 5% of our capital stock following the Private Placement.
(7)	Adage Capital Partners L.P. beneficially owned more than 5% of our capital stock following the Private Placement.
The transactions with the holders of more than 5% of our capital stock at the time of the Private Placement (including the entity affiliated with one of our directors) was approved by the Audit Committee in accordance with our related person transaction policy.
In March 2023, we issued an aggregate of 2,582,557 shares of our common stock to Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P. and VHCP Co-Investment Holdings III, LLC (collectively, “Venrock”) upon the cashless exercise of pre-funded warrants to purchase 2,583,144 shares of our common stock that were issued in the Private Placement. Venrock and affiliated entities beneficially owned more than 5% of our capital stock at the time of the exercise.
At-the-Market Offering
In February 2023, Alerce Medical Technology Partners, L.P. purchased 2,646,458 shares of our common stock at a price of $6.80 per share through our at-the-market offering program, resulting in net proceeds to us of approximately $17.5 million, after deducting sales agent fees. Alerce Medical Technology Partners, L.P. is affiliated with Mr. Satter, a member of our Board. This transaction was approved by the Audit Committee in accordance with our related person transaction policy.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with, among others, holders of more than 5% of our capital stock and entities with which certain of our directors are affiliated. Certain of the holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated upon the consummation of our initial public offering.
Director and Executive Officer Compensation
See the section titled “Executive Compensation” for information regarding compensation of our current directors and executive officers.
Employment Agreements
We have entered into employment agreements with our current executive officers. For more information regarding these agreements, see the section titled “Executive Compensation.”
Indemnification Agreements
We have entered into indemnification agreements with certain of our current directors and officers, and intend to enter into new indemnification agreements with each of our current directors and officers. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
POLICY AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. Unless otherwise noted, all of the transactions described in this section occurred prior to the adoption of this policy.
HOUSEHOLDING
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Jennifer Lew, Corporate Secretary, by mail at Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005 or by telephone at (650) 822-5509.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Jennifer Lew, Corporate Secretary, by mail at Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Douglas Love
President and Chief Executive Officer

April 25, 2023
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available on our website under the “Investors & Media” section. Additionally, we will provide a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, without charge upon written request to: Jennifer Lew, Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09166-P90064 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANNEXON, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Bettina M. Cockroft, M.D.
02) Douglas Love
03) Thomas G. Wiggans

The Board of Directors recommends you vote FOR the following proposals:

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V09167-P90064

ANNEXON, INC.
Annual Meeting of Stockholders
June 8, 2023, 8:30 A.M. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Douglas Love and Jennifer Lew, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Annexon, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M. Central Time on June 8, 2023 virtually at www.virtualshareholdermeeting.com/ANNX2023, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side